Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Interstate Power and Light Company on Form S-3 of our report dated March 18, 2003, appearing in the Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

September 30, 2003